Exhibit 5.1

June 25, 2012

Atlantic Power Corporation

One Federal St., Floor 30
Boston, Massachusetts 02110

Dear Sirs/Mesdames:

Re:          Atlantic Power Corporation

We are acting as counsel to Atlantic Power Corporation (the “Company”) in the Province of British Columbia (the “Province”) in connection with the Registration Statement on Form S-1 dated May 8, 2012, as amended (Registration No. 333-181225) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the United States Securities Act of 1933, as amended, in respect of $130,000,000 aggregate principal amount of the Company’s Series C convertible unsecured subordinated debentures set out in the Registration Statement (the “Debentures”). The Debentures will be issued under an indenture dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Trustee”), as debenture trustee, as supplemented by a second supplemental indenture to be entered into between the Company and the Trustee (collectively, the “Indenture”). The Debentures will be convertible into common shares of the Company (the “Common Shares”) on the terms and subject to the conditions set forth in the Indenture, the Debentures and as contemplated by the Registration Statement.

We have examined such records and proceedings of the Company, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed, including a certificate of good standing in respect of the Company dated as of June 25, 2012, issued pursuant to the Business Corporations Act (British Columbia) (the “BC Act”) and the articles and notice of the articles of the Company.

In rendering the opinion expressed herein we have assumed:

(a)                                  the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, photostatic, notarized or true copies or facsimiles, and the authenticity of the originals of such documents;

(b)                                 the identity and capacity of all individuals acting or purporting to act as public officials; and

(c)                                  that any party to any agreement or instrument referred to herein who is a natural person has the legal capacity to enter into, execute and deliver such agreement or instrument and has not entered into, executed or delivered the same under duress or as a result of undue influence.

The opinion hereinafter expressed relates only to the laws of the Province and the federal laws of Canada applicable therein and is based upon legislation in effect on the date hereof. Additionally, we disclaim any obligation to update this opinion after the date of effectiveness of the Registration Statement  to which this opinion is an exhibit.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that as at the date hereof:

1.                                       The Company has been duly continued and is validly existing as a corporation under the laws of the Province and is up to date with respect to the filings of annual returns under the BC Act.

2.                                       The Company has the corporate power and capacity to execute and deliver the Indenture and the Debentures and to perform its respective obligations thereunder.

3.                                       The Indenture has been duly authorized by all necessary corporate action of the Company.

4.                                       The Debentures have been duly authorized by all necessary corporate action of the Company.

5.                                       The Common Shares initially issuable upon conversion of the Debentures have been authorized by all necessary corporate action of the Company and, when issued upon conversion of the Debentures pursuant to the terms and conditions of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

This opinion letter is given to you for use in connection with the offer and sale of the Debentures while the Registration Statement is in effect and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the United States Securities Act of 1933, as amended (the “US Securities Act”).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act, or the rules and regulations thereunder.

Yours very truly,

/s/ Goodmans